Exhibit 99.1

DoubleVerify Announces Closing of Initial Public Offering and Concurrent Private Placement, Including Full Exercise of Underwriters’ Option to Purchase Additional Shares

NEW YORK, New York, April 23, 2021 — DoubleVerify Holdings, Inc. (“DoubleVerify”) today announced the closing of its initial public offering of 15,333,335 shares of common stock at a price to the public of $27.00 per share, which includes the full exercise of the underwriters’ option to purchase 2,000,000 additional shares. DoubleVerify sold 9,977,452 shares in the offering and Providence VII U.S. Holdings L.P. (“Providence”) and other existing stockholders sold an aggregate of 5,355,883 shares. DoubleVerify did not receive any proceeds from the sale of shares by the selling stockholders.

DoubleVerify’s common stock began trading on the New York Stock Exchange under the ticker symbol “DV” on April 21, 2021.

In addition, DoubleVerify announced the closing of its sale of 1,111,111 shares of common stock to an affiliate of Tiger Global Management, LLC (“Tiger”) in a private placement and the sale by Providence of an additional 1,111,111 shares of common stock to Tiger in a secondary transaction. The shares were sold to Tiger at the initial public offering price of $27.00 per share.

Goldman Sachs & Co. LLC and J.P. Morgan acted as joint lead bookrunning managers for the public offering. Barclays, RBC Capital Markets and Truist Securities acted as joint bookrunning managers for the public offering. William Blair, KeyBanc Capital Markets, Canaccord Genuity, JMP Securities, Needham & Company, Capital One Securities and Loop Capital Markets acted as co-managers for the public offering.

A registration statement relating to the shares sold in the public offering was declared effective by the U.S. Securities and Exchange Commission on April 20, 2021. The public offering was made only by means of a prospectus. Copies of the final prospectus relating to the public offering may be obtained from: Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, by telephone at (866) 471-2526, or by email at prospectus-ny@ny.email.gs.com; or J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by email at prospectus-eq_fi@jpmorgan.com or by telephone at (866) 803-9204.

The shares sold in the private placement and secondary transaction have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction.

About DoubleVerify

DoubleVerify is a leading software platform for digital media measurement and analytics. Our mission is to make the digital advertising ecosystem stronger, safer and more secure, thereby preserving the fair value exchange between buyers and sellers of digital media. Hundreds of Fortune 500 advertisers employ our unbiased data and analytics to drive campaign quality and effectiveness, and to maximize return on their digital advertising investments. DoubleVerify is majority owned by Providence Equity Partners, a premier global private equity firm with approximately $45 billion in aggregate capital commitments.

Forward-Looking Statements

This press release includes “forward-looking statements,” including with respect to the initial public offering. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Media Contact

Chris Harihar

Crenshaw Communications

646-535-9475

chris@crenshawcomm.com

Investor Relations

IR@doubleverify.com

Source: DoubleVerify